UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE l4C
(Rule 14c-101)
Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c) - 5(d)(2))
☒	Definitive Information Statement

DIGITAL CINEMA DESTINATIONS CORP.

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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January 27, 2014

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDER OF
A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING VOTING STOCK OF DIGITAL CINEMA DESTINATION CORP.

SCHEDULE l4C
Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934 and Regulation 14C and Schedule 14C thereunder

Dear Stockholders:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.01 per share, of Digital Cinema Destination Corp., a Delaware corporation (the “Company” or “we”) as of the close of business on January 23, 2014 (the “Record Date”), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent by the holder of the majority of the voting power of our outstanding voting stock (the “Written Consent”).  The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following actions were authorized, by the Written Consent, by the holder of a majority of the voting power of our outstanding voting stock on January 23, 2014, respectively (singularly, an “Action” and collectively, the “Actions”):

•	to approve potential issuances of additional shares of our Class A common stock (the “Potential Stock Issuances”); and

•
an amendment to our 2012 Stock Option and Incentive Plan (the "Plan") (the “Plan Amendment”) to increase the number of shares of Class A common stock available for issuance under the Plan from 400,000 shares to 550,000 shares.

The Written Consent constitutes the only stockholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Potential Stock Issuances and the Plan Amendment.  No consents or proxies are being requested from stockholders, and our Board of Directors (the “Board”) is not soliciting your consent or your proxy in connection with the Actions. The Potential Stock Issuances and the Plan Amendment, as approved in the Written Consent, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C:  The Information Statement is available at: http://digiplexdest.com. We will furnish a copy of this Information Statement, without charge, to any stockholder upon written request to the following address: Digital Cinema Destinations, Corp., 250 East Broad Street, Westfield, NJ  07090, Attention: Corporate Secretary.

Sincerely,

/s/ A. Dale Mayo
A. Dale Mayo
Chairman and Chief Executive Officer

DIGITAL CINEMA DESTINATIONS CORP.
250 East Broad Street
 Westfield, New Jersey 07090
_________________________________

INFORMATION STATEMENT
_________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of Digital Cinema Destination Corp. (the "Company" or “we”) of:

•	approval of potential issuances of additional shares of our Class A common stock (the “Potential Stock Issuances”); and

•
an amendment to our 2012 Stock Option and Incentive Plan (the "Plan")(the “Plan Amendment”) to increase the number of shares of Class A common stock available for issuance under the Plan from  400,000 shares to 550,000 shares.

Our Board of Director’s (the “Board”) approved the Potential Stock Issuances, and the Plan Amendment on January 23, 2014 (the Potential Issuances and the Plan Amendment are singularly referred to herein as an “Action” and collectively referred to herein as the “Actions”). The Actions were subsequently approved, by written consent, by the holder of a majority of the voting power of our outstanding voting stock on January 23, 2014 (the “Written Consent”). A copy of the substantive text of the Plan Amendment is attached to this Information Statement as Exhibit A.

This information statement is dated January 27, 2014 and is first being mailed to our stockholders on or about January 28, 2014.  The Actions will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

AUTHORIZATION BY THE BOARD AND THE HOLDER OF THE MAJORITY OF THE VOTING POWER OF OUR VOTING STOCK

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As only the holders of our common stock are entitled to vote on such matters, approval of the Actions required the approval of a majority of the voting power of our issued and outstanding shares of common stock. On the Record Date, the Company had 7,019,053 shares of Class A common stock  and 849,000 shares of our Class B common stock issued and outstanding with the holders of our Class A common stock  being entitled to cast one vote per share and the holder of our Class B common stock entitled to vote  ten votes per share.  The Written Consent was executed by A. Dale Mayo, our Chairman and Chief Executive Officer, who is the only holder of our Class B common stock.  Our Class B common stock constitutes approximately 54.74% of the voting power of our issued and outstanding common stock.

 We have obtained all necessary corporate approvals in connection with the Actions. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the Actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Written Consent and giving stockholders notice of the Actions as required by the Delaware General Corporation Law and the Exchange Act.

As the Actions were approved by the Written Consent, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DISSENTER’S RIGHTS

Under the Delaware General Corporation Law, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the Actions.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement.  Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy and information statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. The Company may do so as well.  This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of the Company’s notices, proxy statements and annual reports, you may contact the Company to request delivery of a single copy of these materials. Any such written requests should be directed to the Company’s Corporate Secretary at 250 East Broad Street, Westfield, New Jersey 07090, or you may call the Company’s Corporate Secretary at (908) 396-1360, extension 1392.

VOTING RIGHTS OF THE COMPANY’S CAPITAL STOCK

As of December 31, 2013, the Company had 7,019,053 shares Class A common stock and 849,000 shares of Class B common stock issued and outstanding.  Our Class A common stock and Class B common stock are substantially identical, except that the holders of Class A common stock have the right to cast one vote for each share held of record and the holder of Class B common stock has the right to cast ten votes for each share held of record on all matters submitted to a vote of holders of common stock, except for stockholder votes to increase our authorized capital stock, where the holder of Class B common stock has voting rights of one vote per share. Our Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our Class A common stock is Broadridge Investor Communication Solutions Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717, and its telephone number is (631) 254-7400.  Our Class A common stock is traded on The NASDAQ Capital Market under the symbol “DCIN.”

See “Where You Can Find Additional Information About Us” elsewhere in this Information Statement for information on where you can obtain copies of our Certificate of Incorporation, as amended and restated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of the Company’s common stock by the following persons as of December 31, 2013:

•	each of the Executive Officers listed in the summary compensation table;

•	each of the Company’s directors;

•	all of the Company’s directors and Executive Officers as a group; and

•	each beneficial owner of more than 5 percent of any class of the Company’s voting securities.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company’s Class A common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Applicable percentage voting power is based on 7,019,053 shares of Class A common stock, 849,000 of Class B common stock and six shares of Series B Preferred Stock outstanding on December 31, 2013.  The outstanding shares of Series B Preferred Stock are convertible into approximately 63,791 shares of Class A common stock.

Shares Beneficially Owned

	Class A Common Stock		Class B Common Stock		% Total Voting Power (1)(4)
	Shares	%	Shares	%
Name of Beneficial Owner
Officers and Directors
A. Dale Mayo	9,367	*	849,000	100%	54.7%
Brian D. Pflug (2)	53,000	*			*
Jeff Butkovsky (3)	40,000	*			*
Neil T. Anderson	150,006	2.1%			1.0%
Richard Casey	144,658	2.1%			*
Charles Goldwater (5)	23,500	*			*
Martin B. O’Connor, II	40,000	*			*
Carolyn Ullerick	2,500	*			*
All directors and Executive Officers as a group	463,031	6.6%	849,000	100%	57.7%
IJM Family Limited Partnership	444,334	6.3%			2.9%
*Less than 1%

(1)
Percentage total voting power represents voting power with respect to all shares of the Company’s Class A and Class B common stock, as a single class. The holder of Class B common stock shall be entitled to 10 votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to the Company’s stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as may otherwise be required by law or the Company’s amended and restated certificate of incorporation. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)
Does not include 16,667 and 16,666 shares of Class A common stock that the Company agreed to issue on August 6, 2014 and 2015, and 6,667 shares of Class A common stock the Company agreed to issue on August 6, 2016, if the grantee is employed by the Company on each of such dates.

(3)
Does not include 5,834 and 5,833 shares of Class A common stock the Company agreed to issue on August 6, 2014 and 2015, and 3,333 shares of Class A common stock the Company agreed to issue on August 6, 2016, if the grantee is employed by the Company on each of such dates.

(4)
Does not include six shares of Series B preferred stock convertible into approximately 63,791 shares of Class A common stock, since none of the beneficial owners listed in the above chart beneficially owns any shares of Series B preferred stock.

(5)
Does not include the following shares of Class A common stock which the Company agreed to issue on the dates reflecting herein, provided the grantee is employed by the Company on each of such dates:  (i) 9,000 shares on each of January 1, 2015 and 2016, (ii) 6,667 shares on each of August 6, 2014, 2015 and 2016, and (iii) 3,333 shares on each of October 28, 2014, 2015 and 2016.

ACTION ONE

APPROVAL OF POTENTIAL CLASS A COMMON STOCK ISSUANCES

The Company has been in the process of evaluating, and as conditions permit, implementing alternative means of strengthening its balance sheet and improving its liquidity. Such alternatives include transactions where we might sell Class A common stock, and/or warrants or units exercisable for our Class A common (the “Potential Issuances”). The purposes of any such transactions would be for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the acquisition of additional units of membership interests in Start Media/Digiplex, LLC (“JV”), the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

On October 10, 2013, the Company closed a registered direct offering with certain institutional investors of 1,141,000 shares of the Company’s Class A common stock, for a purchase price of $5.00 per share, resulting in gross proceeds of approximately $5.7 million (the “October 2013 Offering”). The Class A common stock issued in the October 2013 offering represented approximately 17.6 % of the total number of our shares of common stock issued and outstanding prior to the closing of the offering. This offering was consummated pursuant to the Company’s Registration Statement on Form S-3, filed by the Company on May 1, 2013, which was declared effective by the SEC on May 21, 2013, the base prospectus which is a part thereof and a prospectus supplement filed with the SEC on October 4, 2013 (collectively the “S-3 Registration Statement”).  Pursuant to the S-3 Registration Statement, the Company may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $10,504,507, subject to certain adjustments.

Because our common stock is listed on the NASDAQ National Market, we are subject to the NASDAQ Stock Market Rules (the “NASDAQ listing rules”). Under these rules, subject to limited exceptions, we must obtain stockholder approval prior to the issuance of common stock or securities convertible into or exercisable for common stock, if (i) the issuance or potential issuance of such securities  would represent 20% or more of our total shares of common stock outstanding before the issuance (the “20% Rule”), and (ii) the price per share of common stock in the transaction would be less than the greater of our book value per share or our stock’s market price per share.  In monitoring compliance with the 20% Rule, NASDAQ would likely aggregate the shares of Class A common stock the Company issued in the October 2013 Offering with any new offering of Class A common stock consummated within six months after consummation of the October 2013 offering.  As a result, in the absence of stockholder approval, the Company would likely be prevented from engaging in any significant transaction involving the issuance of its Class A common stock prior to the second quarter of 2014, where the use of proceeds is for general corporate purposes. We believe that having the ability to issue Class A common stock and/or warrants or units exercisable for common stock in transactions at less than its market price per share and in amounts greater than the maximum available under the 20% Rule would give the Company greater flexibility to engage in transactions designed for the Company to realize it’s financial goals and would be in the best interests of the Company and its stockholders.

We have therefore secured stockholder approval to the extent necessary under applicable NASDAQ listing rules to complete Potential Stock Issuances from time to time at a price per share of Class A common stock issued or issuable that may be less than its market price per share at the time of issuance. Any issuances subject to this approval would be made within the following parameters, which the Company could not vary without obtaining further stockholder approval:

•
Total Number of Shares.  The number of shares of our Class A common stock subject to such issuances would not exceed 1,500,000 shares in the aggregate. As of December 31, 2013, the Company had 7,019,053 shares of Class A common stock issued and outstanding. If the Company were to issue the full 1,500,000 shares subject to this approval in Potential Stock Issuances, the outstanding shares of Class A common stock would increase by approximately 17.6%.

•
Aggregate Dollar Amount of Consideration for Shares.  The maximum dollar amount of consideration for the shares that could be issued pursuant to Potential Stock Issuances (calculated as of the date of the issuance of the Subject Securities, as defined below) is $7,275,000 million.

Shares issued or issuable in any Potential Stock Issuance: will not be issued at a price representing a discount greater than 15% of the market value of our Class A common stock as of the date of issuance of the Subject Securities.

NASDAQ rules requiring us to obtain this stockholder approval only compare a stock issuance price to the then-current market price when determining the maximum discounts to market. Thus the above maximum discount figures do not take into account any future positive impact that any particular transaction might have on such measures. The Company’s intention is to only issue shares if it believes the issuances would have a positive future impact on the Company’s market share price.

•
Purpose of any Potential Issuances. The purpose of any transaction undertaken by the Company that is subject to this stockholder approval will be for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the acquisition of additional units of membership interests in JV, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead,   and any capital raised in such transaction will be used only for those purposes. The approval does not cover warrants, units or shares of Class A common stock that may be issued as compensation to any officer, director, employee or consultant of the Company.

•
Time Frame for Transactions. If there is any issuance of our Class A common stock or securities convertible into or exercisable for our common stock in a Potential Stock Issuance, such transaction will be closed prior to the date that is three (3) months from the date of stockholder approval of this proposal, unless NASDAQ allows such time period to be extended.

We have no agreements or plans in place at this time to issue any shares of Class A common stock or securities convertible into or exchangeable for shares of common stock that would require the stockholder approval being sought herein, and there can be no assurance that any such transaction will take place. The terms of any securities issued or issuable in any Potential Stock Issuance will be determined by the Board without further stockholder approval. We expect that any common stock issued or issuable in any Potential Stock Issuance will be listed on The NASDAQ Capital Market under the symbol “DCIN.”

Under the NASDAQ listing rules, approval of the issuance of shares of our Class A common stock and/or securities convertible into or exercisable for shares of our common stock pursuant to the Potential Stock Issuances requires the affirmative vote of a majority of the voting power of the Company’s issued and outstanding common stock, which approval has been secured by the vote reflected in the Written Consent.

ACTION TWO

AMENDMENT TO THE COMPANY’S 2012 STOCK OPTION AND INCENTIVE PLAN

Our Board adopted the Company's 2012 Stock Option and Incentive Plan ("the Plan"), to be effective on consummation of our initial public offering and, in April 2012, our stockholders approved the Plan by written consent.   The Plan currently authorizes up to 400,000 shares of the Company's Class A Common Stock for issuance directly or upon the exercise of rights granted under the Plan.  The Company believes that the availability of an additional 150,000 shares of the Company's  Class A Common  Stock under the Plan is in the best interests of the Company and its  stockholders  because  the availability  of an adequate  stock incentive  program is an important  factor in attracting  and  retaining  qualified officers and employees  essential to the success of the Company and in aligning their long-term  interests with those of the  stockholders.  The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants, as well as to allow additional awards to current participants.

2012 Stock Option and Incentive Plan

The Plan was effective on completion of our initial public offering in April, 2012. The purpose of the Plan is to advance the interests of the Company and its subsidiaries by providing a variety of Class A common stock equity-based incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in the Company. The Plan primarily provides for the award of Class A common stock, incentive stock options, nonqualified stock options, restricted stock and restricted stock units.

Administration. The Plan is administered by a committee designated by the Board, or, in the absence of such a committee, by the Board (the “Administrator”). The Administrator has the full authority and discretion to determine the terms, conditions, performance targets, restrictions and other provisions of awards under the Plan, including selecting those persons who will receive awards and the types of awards granted. Awards of stock options, restricted stock and restricted stock units under the Plan are evidenced by award agreements.

Grant of Awards; Shares Available for Awards. Generally, awards under the Plan may be granted to employees, directors, consultants, advisors and other persons providing services to the Company or any subsidiary, other than incentive stock options, which may only be granted to employees. An aggregate of 400,000 shares of our Class A common stock were reserved for issuance under the Plan, however during the first 12-months we agreed not to issue more than 100,000 shares. The number of shares issued or reserved pursuant to the Plan may be adjusted by the Administrator as it deems appropriate as the result of stock splits, stock dividends, and similar changes in our Class A common stock.

Stock Options. Under the Plan, the Administrator may grant participants incentive stock options, which qualify for special tax treatment under United States tax law, as well as nonqualified stock options. The Administrator establishes the duration of each option at the time of grant, with a maximum duration of ten years from the effective date of the grant. The Administrator also establishes any performance criteria or passage of time requirements that must be satisfied prior to the exercise of options. Incentive stock option grants must have an exercise price that is not less than the fair market value of our Class A common stock on the grant date. Nonqualified stock options must have an exercise price of not less than 85 percent of the fair market value of our Class A common stock on the date of grant. Payment of the exercise price for shares being purchased pursuant to a stock option may be made by check, or, if the Administrator permits, delivery of an undertaking by a stock broker to deliver the exercise price to the Company, by means of a promissory note, shares of Class A common stock owned by the participant valued at fair market value, or such other lawful consideration as the Administrator may determine.

Restricted Stock Awards. Restricted stock awards under the Plan are awards of shares that vest in accordance with terms and conditions established by the Administrator. Restricted stock when issued by the Company will be subject to the right of the Company to repurchase all or part of the shares for their issue price or a formula set forth in the award document in the event the conditions specified in the award are not satisfied prior to the end of the restriction period. Except as otherwise provided by an award agreement, recipients of restricted stock awards have all the rights of stockholders with respect to the underlying shares, including the right to vote such shares and receive dividends on such shares.

Restricted Stock Units. Under the Plan, the Administrator may grant participants restricted stock units, which are units representing the right to receive shares of our Class A common stock, on a specified date in the future, subject to forfeiture of such right. The Administrator establishes the time or times on which a restricted stock unit will vest.

Stock Awards. Under the Plan, the Administrator may grant participants awards of our Class A common stock as a bonus, in consideration for services rendered or to be rendered to the Company or a subsidiary or affiliate of the Company or in lieu of obligations of the Company or a subsidiary or affiliate of the Company.

Acceleration and Other Provisions. The Administrator may provide that, in the event of a termination of a participant’s service in connection with a Change In Control, or a participant’s death, an outstanding award will become fully vested and/or exercisable. In the event of an acquisition of the Company, the Plan provides that the surviving entity may assume or continue our rights and obligations under any outstanding award, or may substitute substantially equivalent awards with respect to the surviving entity’s stock. The Administrator may also, in its discretion, determine that an outstanding award must be exercised or cashed out in connection with an acquisition of the Company.

Unless the Administrator determines otherwise, a Change In Control is: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities. An Acquisition of the Company is: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Administrator.

Compliance with Laws. The Plan is designed to comply with all applicable federal, state and foreign securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules of any applicable stock exchange or national market system.

Amendment and Termination. Our Board  may amend, suspend or terminate the Plan at any time. However, no amendment that requires the approval of our stockholders shall be made without the approval of the Company’s stockholders, provided, however, that the Administrator may amend the Plan or any award agreement for the purposes of conforming the Plan or the award agreement to the requirements of law, including the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Tax Consequences. The following is a brief summary of the principal anticipated federal income tax consequences of grants under the Plan to recipients and the Company.  This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

Option Grants.  Options  granted under the Plan may be either  incentive  stock options which satisfy the  requirements  of Section 422 of the Internal  Revenue Code of 1986,  as amended  (the "IRC") or  non- statutory  options  which are not intended to meet such  requirements.  The federal income tax treatments for the two types of options are as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant,  and no taxable income is generally  recognized at the time the  option is  exercised,  provided  that the  optionee  may incur  alternative minimum tax liability  upon  exercise. The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories:  (i) qualifying and (ii) disqualifying.  A qualifying  disposition occurs if the sale or other  disposition  is made after the optionee has held the shares of Class A Common  Stock for more than two (2) years  after the option  grant date and more than one (1) year  after the  exercise  date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares of Class A Common  Stock,  then the excess of (i) the fair market  value of those shares on the  exercise  date over (ii) the exercise  price paid for the  shares  will be taxable  as  ordinary  income  to the  optionee.  Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying  disposition  of the purchased  shares of Class A Common  Stock,  then the  Company  will be  entitled  to an  income  tax deduction,  for the taxable year in which such disposition occurs,  equal to the excess of (i) the fair market value of such shares on the option  exercise  date over (ii) the exercise price paid for the shares.  In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares of Class A Common Stock.

Non-Statutory Options.  Generally, no taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised,  equal to the excess of the market  value of the  purchased  shares  of  Class A  Common  Stock on the date over the exercise price paid for the shares,  and tax  withholding  requirements will apply to such income.

Non-Statutory options issued with an exercise price less than the fair market value of the ordinary underlying shares are subject to different rules which are disadvantageous to the recipient, including taxability on vesting rather than the year of issue and the potential imposition of additional income tax and interest penalties under the rules relating to deferred compensation under Section 409A of the Code.

The Company will generally be entitled to an income tax  deduction  equal to the amount of ordinary  income  recognized  by the  optionee  with  respect  to a non-statutory  option.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Awards Other than Options.  As to other awards granted under the Plan that are payable in shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our Common Stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the Plan to each our four most highly compensated executive officers do not exceed $1 million in any year, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Importance of Consulting a Tax Advisor.  The information set forth above is a summary only and does not purport to be a complete description of all tax considerations applicable to an award under the Plan. In addition, this information is based upon current federal income tax rules, and, therefore, is subject to change if and when those rules change. Moreover, because the tax consequences to any recipient may depend on his, her or its particular situation, each recipient should consult his or her own tax advisor as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of our Common Stock acquired as a result of an award.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Registration under the Securities Act of 1933

We expect to register the securities issuable under the 2012 Stock Option and Incentive Plan pursuant to a registration statement on Form S-8 in the future.

Interest of Certain Persons

Each of our directors and executive officers would be eligible to participate in the Plan, including the Plan Amendment. As a result, approval of the Plan Amendment impacts each of our directors and executive officers and each of them has a personal interest in the Plan Amendment.

Benefits of the Plan Amendment

As of the Record Date, approximately 20 persons were eligible to receive awards under the Plan Amendment, including (i) our four executive officers, (ii) our four non-employee directors and (iii) 12 non-executive employees.  Because benefits under the Plan Amendment will depend on the actions of our Board and the fair market value of our common stock at various future dates, the benefits payable under the Plan Amendment in the future is not determinable.   Furthermore, since 33,352 shares of the Company’s Class A common stock are available for issuance under the Plan prior to the Amendment, the Company does not believe that the benefits that would have been payable had the Plan Amendment been in effect during the most recent fiscal year would have been different from the benefits that were actually paid during such year. The following table sets forth awards granted to the persons or groups specified below under the Plan during the fiscal year ended June 30, 2013 and through the Record Date. No awards have been approved under the Plan that are contingent upon approval of the Plan Amendment pursuant to the Written Consent.

2012 STOCK OPTION AND INCENTIVE PLAN
Name and Position	Dollar Value ($)	Number of Shares
A. Dale Mayo, Chief Executive Officer and Chairman (1)	$122,006	21,367
Brian Pflug, Chief Financial Officer, Principal Accounting Officer (2)	$321,600	50,000
Charles Goldwater, Executive Vice President (3)	$370,060	61,000
Jeff Butkovsky, Chief Technology Officer (4)	$114,300	17,500
Consultants (1)	$243,700	41,000
Executive Officer Group (2) (3) (4)	$927,966	149,867
Non-Executive Director Group (1)	$101,150	17,500
Non-Executive Officer Employee Group (5)	$532,014	86,369

(1)	Consists of shares of Class A common stock issued during the period beginning on July 1, 2012 and ending on the Record Date.

(2)
Consists of 10,000 shares of Class A common stock issued during the period beginning on July 1, 2012 and ending on the Record Date, and 16,667 and 16,666 shares of Class A common stock that the Company agreed to issue on August 6, 2014 and 2015, and 6,667 shares of Class A common stock the Company agreed to issue on August 6, 2016, if the grantee is employed by the Company on each of such dates.

(3)
Consists of 13,000 shares of Class A common stock issued during the period beginning on July 1, 2012 and ending on the Record Date, and the following shares of Class A common stock which the Company agreed to issue on the dates reflecting herein, provided the grantee is employed by the Company on each of such dates:  (i) 9,000 shares on each of January 1, 2015 and 2016, (ii) 6,667 shares on each of August 6, 2014, 2015 and 2016, and (iii) 3,333 shares on each of October 28, 2014, 2015 and 2016.

(4)
Consists of 2,500 shares of Class A common stock issued during the period beginning on July 1, 2012 and ending on the Record Date, and 5,834 and 5,833 shares of Class A common stock the Company agreed to issue on August 6, 2014 and 2015, and 3,333 shares of Class A common stock the Company agreed to issue on August 6, 2016, if the grantee is employed by the Company on each of such dates.

(5)
Consists of 3,000 shares of Class A common stock issued during the period beginning on July 1, 2012 and ending on the Record Date and 3,456, 28,790, 28,790 and 22,333 shares of Class A common stock which the Company agreed to issue during the fiscal years ended June 30, 2014, 2015, 2016 and 2017, respectively, if the grantee-employees are employed by the Company on the respective vesting dates of the awards.

The amendment to the Plan to increase the number of shares of Class A common stock available for issuance under the Plan from 400,000 shares to 550,000 shares requires the affirmative vote of a majority of the voting power of the Company’s issued and outstanding common stock, which approval has been secured by the vote reflected in the Written Consent.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth a summary of the compensation paid to non-employee directors for service during fiscal year 2013. The Company does not provide any compensation to the Company’s directors who also are serving as an executive officer.

(in thousands) Name	Fees Earned or Paid in Cash	Stock Options	Stock Award (1)	Total
Neil T. Anderson	$—	$—	$29	$29
Richard Casey	$—	$—	$29	$29
Martin B. O’Connor, II	$—	$—	$29	$29
Carolyn Ullerick	$—	$—	$14	$14
______________

(1) The amounts reflect the fair market value of the stock on date of issuance as determined by the closing price of the Company’s Class A common stock on such date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation during fiscal year 2013 and 2012 awarded to, earned by or paid to Mr. Mayo, the Company’s Chairman and Chief Executive Officer, Mr. Goldwater, the Company’s Senior Vice President, Mr. Pflug, the Company’s Chief Financial Officer and Mr. Butkovsky, the Company’s Chief Technology Officer, (collectively, the “Executive Officers”).

Name and Principal Position	Year	Salary		Bonus		Stock Awards(4)	Option / Warrant Awards		All Other Compensation (2)	Total
	(dollars in thousands)
A. Dale Mayo	2013	$300		$382	(1)	$-	$-		$17	$699
	2012	$130		$53	(1)	$-	$-		$26	$209
Brian Pflug	2013	$165		$1		$186	$-		$21	$373
	2012	$150		$-		$-	$-		$17	$167
Charles Goldwater	2013	$111	(3)	$-		$165		$-	$2	$278
Jeff Butkovsky	2013	$145		$1		$47		$-	$21	$214
	2012	$60		$-		$-		$-	$17	$77
______________

(1)
Bonus for fiscal 2012 represents amounts paid in cash pursuant to Mr. Mayo’s employment agreement.  Such bonus for fiscal 2012 was paid in fiscal 2013.  For fiscal 2013, $260 of the bonus was paid in cash and $122 of the bonus was paid in the form of 21,367 shares of Class A common stock. The number of shares issued was based on the closing price of $5.71 per share of Class A common stock on June 28, 2013, the last trading day of Fiscal 2013.

(2)
For Mr. Mayo, includes $9 paid in fiscal 2013 and 2012 for health insurance coverage for which the Company-paid premiums exceed levels provided to non-executives, and includes $8 and $17 paid in fiscal 2013 and 2012, respectively for a vehicle allowance.  For Mr. Pflug, includes $17 and $15 paid in fiscal 2013 and 2012, respectively for health insurance coverage for which the Company-paid premiums exceed levels provided to non-executives, and includes $4 and $2 paid in fiscal 2013 and 2012, respectively for a vehicle allowance.  For Mr. Goldwater, includes $2 paid in fiscal 2013 for a vehicle allowance.  For Mr. Butkovsky, includes $17 and $15 paid in fiscal 2013 and 2012, respectively for health insurance coverage for which the Company-paid premiums exceed levels provided to non-executives, and includes $4 and $2 paid in fiscal 2013 and 2012, respectively for a vehicle allowance.

(3)	Includes $25 in consulting fees paid in fiscal 2013 for services before the commencement of employment.

(4)
The amount reflects the fair market value of the stock or award on date of issuance as determined by the closing price of the Company’s Class A common stock on such date of issuance.  For Mr. Pflug, Goldwater and Butkovsky, reflects the fair market value of restricted stock awards of 30,000, 27,000 and 7,500 shares, respectively, which vest in equal increments over a three-year period from issuance.  None of the shares vested during fiscal 2013. The fair market value was determined using the Class A common stock closing price of $6.20 on the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth in the table below is certain information regarding the number of shares of our Class A common stock that may be issued under options, warrants and rights pursuant to all of our existing equity compensation plans as of June 30, 2013. This table is does not include Class A common stock that may be issued as a result of the Plan Amendment.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders (1)	336,638	$	N/A	63,362

Equity compensation plans not approved by stockholders (2)	544,000		$6.15	N/A
Total	930,638		$3.80	63,362

(1)
Consists of 125,769 shares of Class A common stock issued to employees, board members and others, and 195,869 shares of Class A common stock issuable on various future dates if the grantees are employed by the Company on such date.  All shares issued or issuable consist of restricted common stock with no exercise price.

(2)
Consists of an aggregate of 44,000 and 500,000 shares of Class A common stock, respectively, underlying warrants issued to the underwriters of the Company’s initial public offering and to Start Media, LLC in connection with formation of the Start Media/Digiplex, LLC joint venture.

The following table sets forth equity awards to the Executive Officers which were outstanding on June 30, 2013.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (in thousands)
Brian Pflug	30,000	$171
Charles Goldwater	27,000	$154
Jeff Butkovsky	7,500	$43

Employment Agreements

The Company has entered into employment agreements with Messrs. Mayo, Pflug, Goldwater and Butkovsky.

Mr. Mayo. Mr. Mayo’s employment agreement, effective September 1, 2010, is for an initial term ending on June 30, 2016 (the “Initial Term”) and is subject to automatic extension for successive 12-month periods absent written notice of termination by either the Company or Mr. Mayo not less than six months prior to expiration of the then existing term. The employment agreement provides for compensation as follows:

•
for the 10-month period of September 1, 2010 to June 30, 2011, a salary not less than $100,000 (the “Minimum Base Salary”) plus a bonus of 2% of the Company’s consolidated gross revenues less sales and use taxes and refunds (“Adjusted Revenues”) in excess of $3.0 million;

•
for the period from July 1, 2011 through June 30, 2012, a Minimum Base Salary of not less than $200,000 per annum and a bonus of 2% of the Company’s Adjusted Revenues in excess of $4.0 million (such bonus not to exceed $750,000 for such 12-month period); and

•
for any subsequent 12-month period during the Initial Term or for any 12-month period after the Initial Term, a Minimum Base Salary of $300,000 per annum and a bonus of 2% of the Company’s Adjusted Revenue in excess of $5.0 million (such bonus not to exceed $1,000,000 for any such 12-month period).

Mr. Mayo’s bonus for fiscal 2013 was $382,000, $122,000 of which was satisfied by the issuance of 21,367 shares of the Company’s Class A common stock.

Mr. Mayo is also entitled to reimbursement of expenses and an automobile allowance of $700 per month, adjusted for each 12-month period based on consumer price changes. The Company may not terminate Mr. Mayo’s agreement and Mr. Mayo’s employment thereunder prior to the expiration of the Initial Term, or any extended term then applicable, unless Mr. Mayo has been convicted of theft or embezzlement of money or property, fraud, unauthorized appropriation of the Company’s assets or other felony involving dishonesty or moral turpitude (“Termination for Cause”). If Mr. Mayo is completely disabled or unable to perform his services in a period in excess of 6 months or 180 days in any 12-month period, the Company is entitled to reduce Mr. Mayo’s consideration by the amount it pays to any person hired to perform his duties and any amount Mr. Mayo receives from any disability insurance policy maintained by the Company (collectively, “Disability Reimbursement”). In the event of Mr. Mayo’s death, his employment is terminated and Mr. Mayo’s estate is entitled to payment of his salary plus bonus for a 6-month period following his death (“Death Payment”). The agreement contains a customary confidentiality provision and a non-compete provision which prohibits, for a period of one year after termination of the agreement, Mr. Mayo from, directly or indirectly, engaging or becoming interested in (as owner, stockholder, partner or otherwise) the operation of any business similar to or in competition (direct or indirect) with the Company within a 50-mile radius of any theater then owned or operated by the Company.

Mr. Goldwater. Mr. Goldwater’s employment agreement, effective January 1, 2013, is for an initial term ending on December 31, 2015 (the “Initial Term”) and is subject to automatic extension for successive 12-month periods absent written notice of termination by either the Company or Mr. Goldwater not less than 3 months prior to expiration of the then existing term. The employment agreement provides for an annual base salary of $170,000 per year plus any bonus authorized by the Company’s chief executive officer or it’s Board. Mr. Goldwater is also entitled to reimbursement of expenses and an automobile allowance of $350 per month, adjusted for each 12-month period based on consumer price changes. The Company may not terminate Mr. Goldwater’s agreement and Mr. Goldwater’s employment thereunder prior to the expiration of the Initial Term, or any extended term then applicable, except in the case of Termination for Cause. Mr. Goldwater’s employment agreement contains Disability Reimbursement and Death Payment provisions substantially similar to those contain in Mr. Mayo’s employment agreement and substantially similar confidentiality and non-compete provisions.

Mr. Pflug. Mr. Pflug’s employment agreement, effective July 1, 2011, is for an initial term ending on June 30, 2014 (the “Initial Term”), which was subsequently extended to December 31, 2015 and is subject to automatic extension for successive 12-month periods absent written notice of termination by either the Company or Mr. Pflug not less than 6 months prior to expiration of the then existing term. The employment agreement provides for an annual base salary of $150,000 per year plus any bonus authorized by the Company’s chief executive officer or its board of directors. Mr. Pflug is also entitled to reimbursement of expenses and an automobile allowance of $350 per month, adjusted for each 12-month period based on consumer price changes. The Company may not terminate Mr. Pflug’s agreement and Mr. Pflug’s employment thereunder prior to the expiration of the Initial Term, or any extended term then applicable, except in the case of Termination for Cause. Mr. Pflug’s employment agreement contains Disability Reimbursement and Death Payment provisions substantially similar to those contain in Mr. Mayo’s employment agreement and substantially similar confidentiality and non-compete provisions.

Mr. Butkovsky. Mr. Butkovsky’s employment agreement, effective November 1, 2011, is for an initial term that ended on October 31, 2012 (“Butkovsky’s Initial Term”), which has been extended to October 31, 2014 and is subject to automatic extension for successive 12-month periods absent written notice of termination by either the Company or Mr. Butkovsky not less than 6 months prior to expiration of the then existing term. The employment agreement provides for an annual base salary of $90,000 per year with future increases or bonuses to be determined by the Company’s chief executive officer or the Company’s board of directors. Mr. Butkovsky is also entitled to reimbursement of expenses. The Company may not terminate Mr. Butkovsky’s agreement and Mr. Butkovsky’s employment thereunder prior to the expiration of any extended term then applicable, except in the case of Termination for Cause. Mr. Butkovsky’s employment agreement contains Disability Reimbursement and Death Payment provisions substantially similar to those contain in Mr. Mayo’s employment agreement and substantially similar confidentiality and non-compete provisions.

Potential Payments Upon Termination or a Change in Control

As discussed above,  the Company’s employment agreements with Messrs. Mayo, Goldwater, Pflug and Butkovsky, each provide that the Company may not terminate the employee during the applicable “Initial Term” of the employment agreement, or any extended period then applicable, except in limited circumstances, such as for death or Termination for Cause. The Initial Term expires on June 30, 2016 with respect to Mr. Mayo, on June 30, 2014 with respect to Mr. Pflug, on December 31, 2015 with respect to Mr. Goldwater and the current extended term expires on October 30, 2014 with respect to Mr. Butkovsky. In the event of termination of the employment of Messrs. Mayo, Goldwater, Pflug or Butkovsky during the applicable Initial Term or extended term, whether as a result of a change of control or otherwise, which does not result from the limited circumstances in which termination is permitted under the relevant employment agreement, the terminated employee will be entitled to continuation of the compensation provided for under his employment agreement until the expiration of the Initial Term or extended term, with such payments to be made in accordance with the Company’s normal payroll practices, but in no event less frequently than monthly.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Digital Cinema Destinations Corp., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

Exhibit A

AMENDMENT TO
DIGITAL CINEMA DESTINATIONS CORP.
2012 STOCK OPTION AND INCENTIVE PLAN

A.           Digital Cinema Destinations Corp., (the “Company”) maintains the 2012 Stock Option and Incentive Plan (the “Plan”) for the benefit of eligible participants;

B.           In accordance with Section 9.e of the Plan, the Company has the right to amend the Plan.

C.           The Company wishes to amend the Plan, effective [______ __], 2014 to increase the number of Shares available for issuance under the Plan by adding 150,000 Shares to the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

Section 3.a of the Plan is hereby amended in its entirety by substituting the following:

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Class A common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 550,000 shares of Class A common stock. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

IN WITNESS WHEREOF, this Amendment is hereby executed on [______ __], 2014.

DIGITAL CINEMA DESTINATIONS CORP.

By:
Chief Financial Officer